Exhibit 23.2

LETTER OF CONSENT

Mr. Ryan Ellson

Chief Financial Officer

Gran Tierra Energy Inc.

900, 520 – 3rd Avenue SW

Calgary, Alberta, Canada T2P 0R3

Dear Sir:

Re: Consent Letter - Registration Statement Form S-3

As the independent reserve engineers for Gran Tierra Energy Inc., McDaniel & Associates Consultants Ltd. hereby consents to the incorporation by reference in this Registration Statement on Form S-3 of our reserves report for Gran Tierra Energy Inc. as of December 31, 2020, dated January 26, 2021, and to the reference of our firm in the Registration Statement.

McDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ Cam Boulton
Cameron T. Boulton, P. Eng.
Executive Vice President

Dated: August 3, 2021
Calgary, Alberta, Canada